INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated September 18, 2007 (except for Note C, as to which the date is October 23, 2007), which report appears in the Prospectus, which is part of the Registration Statement on Form S-1, File No. 333-145278.

/s/ Rothstein, Kass & Company, P.C.

Roseland, New Jersey November 30, 2007